Exhibit 99.1

Constant Contact Announces Fourth Quarter and

Full Year 2014 Financial Results

Q4 revenue of $88.1 million and adjusted EBITDA margin of 20.7%

FY 2014 revenue of $331.7 million up more than 16%; adjusted EBITDA of $60.6 million up more than 31%

WALTHAM, MA – January 29, 2015 – Constant Contact®, Inc. (Nasdaq: CTCT), which helps more than 600,000 small organizations find and grow customer relationships through a suite of online marketing tools, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2014.

“2014 was a year of great achievement for Constant Contact, marked by a meaningful acceleration in revenue growth and profitability,” said Gail Goodman, chief executive officer of Constant Contact. “Our business continues to show strength and we are making great strides in our evolution into an integrated marketing suite (the Constant Contact Toolkit™). We made considerable progress on several multi-year growth initiatives this past year, putting us on the path to achieve sustained revenue growth greater than 20% and expanding profitability margins greater than 20%.

“We are revolutionizing the success formula for small businesses by developing great, easy-to-use online marketing tools and combining them with our marketing expertise, know how and coaching with a personal touch,” continued Goodman. “We will continue to leverage our strong brand and market leadership to deliver success to our customers, giving us the means to capitalize on the large and growing small business market opportunity.”

Fourth Quarter 2014 Financial Metrics

•	Revenue was $88.1 million, an increase of 17.6% compared to revenue of $74.9 million for the comparable period in 2013.

•	Gross margin was 72.7%, compared to 72.4% for the comparable period in 2013.

•	Adjusted EBITDA was $18.2 million, compared to adjusted EBITDA of $14.8 million for the comparable period in 2013. Adjusted EBITDA margin was 20.7%, compared to 19.8% for the comparable period in 2013.

•	GAAP net income was $6.2 million, or $0.19 per diluted share, compared to GAAP net income of $4.5 million, or $0.14 per diluted share, for the fourth quarter of 2013.

•	Non-GAAP net income was $11.5 million, or $0.35 per diluted share, compared to non-GAAP net income of $9.5 million, or $0.30 per diluted share, for the fourth quarter of 2013.

•	Cash flow from operations was $16.1 million, compared to $13.0 million for the fourth quarter of 2013.

•	Capital expenditures were $3.3 million, compared to $4.8 million for the fourth quarter of 2013.

•	Free cash flow was $12.8 million, compared to $8.2 million for the fourth quarter of 2013.

•	The company had $162.6 million in cash, cash equivalents and marketable securities at December 31, 2014, compared to $154.5 million at September 30, 2014.

Full Year 2014 Financial Metrics

•	Revenue was $331.7 million, an increase of 16.2% compared to $285.4 million for 2013.

•	Gross margin was 72.5%, compared to 71.4% for 2013.

•	Adjusted EBITDA was $60.6 million compared to adjusted EBITDA of $46.0 million for 2013. Adjusted EBITDA margin was 18.3% compared to 16.1% for 2013.

•	GAAP net income was $14.3 million, compared to $7.2 million for 2013. GAAP net income per diluted share was $0.44, based on diluted weighted average shares outstanding of 32.8 million, compared to GAAP net income per diluted share of $0.23 for 2013, based on diluted weighted average shares outstanding of 31.4 million.

•	Non-GAAP net income was $35.5 million, compared to $23.6 million for 2013. Non-GAAP net income per diluted share was $1.08, based on diluted weighted average shares outstanding of 32.8 million, compared to non-GAAP net income per diluted share of $0.75 for 2013, based on diluted weighted average shares outstanding of 31.4 million.

•	Cash flow from operations was $57.4 million for the full year of 2014 compared to $43.1 million in 2013.

•	Capital expenditures were $24.3 million for the full year of 2014, compared to $18.9 million in 2013.

•	Free cash flow was $33.1 million for the full year of 2014, compared to $24.2 million in 2013.

Operating Metrics

•	Added 55,000 gross new unique customers in the fourth quarter compared to 50,000 in the fourth quarter of 2013 and 50,000 in the third quarter of 2014. (*)

•	Added 205,000 gross unique customers in the full year 2014, up from 195,000 for the full year 2013.

•	Ended the fourth quarter with 635,000 unique customers, an increase from 595,000 unique customers at the end of the fourth quarter of 2013 and 625,000 unique customers at the end of the third quarter of 2014. (*)

•	Average monthly revenue per unique customer (ARPU) in the fourth quarter was $46.59, up from $42.33 in the comparable period in 2013, and $44.89 in the third quarter of 2014, which represented the highest year-over-year growth in ARPU in the company’s history.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the fourth quarter.

(*) Unique customers are rounded to the nearest 5,000. We define unique customers as customers of all of our products and services, inclusive of both subscription and transaction-based products. Transactional customers are included in the customer count for the period if they transacted within the prior 12-month period. A customer of multiple products and services is counted as one unique customer.

Other Recent Highlights

•	Released a donations offering for Canadian customers as part of the Constant Contact Toolkit. The new campaign type will help Canadian nonprofit organizations promote their cause, collect credit card donations, and attract new donors online. Along with enhanced CASL (Canadian Anti-Spam Law) functionality and new holiday campaigns, the new donations campaign type further enhances product features designed to help Canadian small businesses and nonprofits achieve marketing success.

•	The partner channel continued to represent an increasing part of the overall business with new customer accounts up 23 percent year-over-year, driven by the success of both solution providers and strategic partners.

•	Under the company’s previously announced $30 million share repurchase program, in the fourth quarter of 2014 the company repurchased approximately 307,000 shares of common stock at an average price of approximately $29.32 per share for a total cost of approximately $9.0 million. To date, the company has repurchased approximately 554,000 shares of common stock at an average price of $29.55 for a total cost of approximately $16.4 million.

“We are pleased to announce another quarter consistent with or better than expectations,” said Harpreet Grewal, chief financial officer of Constant Contact. “2014 was marked by year-over-year improvements in gross new customer additions and a record increase in average revenue per user. Combined, they contributed to a meaningful acceleration in revenue growth for the full year and enabled us to deliver substantially higher profit margins and significantly higher free cash flow.

“Looking ahead to 2015, we look to deliver another year of accelerating revenue growth on our path to sustained revenue growth greater than 20% and expanding profitability margins greater than 20%. The increasing scale and leverage of our business, along with our disciplined approach to balancing growth and profitability, provides the opportunity for continued margin expansion and cash flow.”

Business Outlook

Based on information available as of January 29, 2015, Constant Contact is issuing guidance for the first quarter and full year 2015 as follows:

First Quarter 2015:

Current Guidance (1/29/2015)
Total revenue	$90.7 m - $91.3 m
Adjusted EBITDA margin	14.0% - 14.4%
Adjusted EBITDA	$12.7 m - $13.1 m
Stock-based compensation expense	~$4.5 m
GAAP net income	$1.1 m - $1.3 m
GAAP net income per share	$0.03 - $0.04
Non-GAAP net income per share*	$0.18 - $0.19
Diluted weighted average shares outstanding	33.3 m

Full Year 2015:

	Prior Guidance (10/24/2014)	Current Guidance (1/29/2015)
Total revenue	~17% annual revenue growth	~$388 m
Adjusted EBITDA margin	~150 basis points of annual Adjusted EBITDA margin expansion	~19.6%
Adjusted EBITDA	—	~$75.9 m
Stock-based compensation expense	—	~$18.5 m
GAAP net income	—	~$19.3 m
GAAP net income per share	—	~$0.58
Non-GAAP net income per share*	—	~$1.38
Diluted weighted average shares outstanding	—	33.5 m
Estimated effective tax rate	—	40%
Estimated cash tax rate	—	12% - 15%

*	Non-GAAP net income per share calculated using an estimated cash tax rate.

Non-GAAP Financial Measures and Other Financial Information

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is a non-GAAP financial measure that is defined as GAAP net income before income taxes, interest and other income (expense), net, depreciation and amortization, stock-based compensation, and litigation contingency accruals. Adjusted EBITDA margin is a non-GAAP financial measure that is calculated by dividing adjusted EBITDA by revenue.

Non-GAAP net income is a non-GAAP financial measure that is defined as GAAP net income before the non-cash portion of income taxes, stock-based compensation expense, and litigation contingency accruals. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by dividing non-GAAP net income by the weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to be paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining certain components of executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, adjusted EBITDA margin and non-GAAP net income is that these non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents these non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact fourth quarter and full year 2014 financial results conference call
When:	Thursday, January 29, 2015
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
Replay:	(760) 666-3590, international
(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/ (live and replay)

Live and replay conference ID code: 58915504

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact helps small businesses do more business. We have been revolutionizing the success formula for small businesses, nonprofits, and associations since 1998, and today work with more than 600,000 customers worldwide. The company offers the only all-in-one online marketing platform that helps small businesses drive repeat business and find new customers. It features multi-channel marketing campaigns (newsletters/announcements, offers/promotions, online listings, events/registration, and feedback) combined with shared content, contacts, and reporting; free award-winning coaching and product support; and integrations with critical business tools – all from a single login. The company’s extensive network of educators, consultants/resellers, technology providers, franchises, and national associations offer further support to help small organizations succeed and grow. Through its Innovation Loft, Constant Contact is fueling the next generation of small business technology.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s evolution into an integrated marketing suite, ability to deliver sustained revenue growth greater than 20% and expanding profitability margins greater than 20%, ability to leverage its strong brand and market leadership, ability to leverage the large and growing small business market opportunity, expanding cash flow and the financial guidance for the first quarter of 2015 and the full year 2015. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “suggest,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, the success of Constant Contact Toolkit, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new offerings or enhancements to existing products and integrate its products in an effective manner, adverse regulatory or legal developments, litigation risk and expense, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

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(CTCT-F)

Media Contact:

Erika Tower

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

ir@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue	$88,054	$74,931	$331,678	$285,383
Cost of revenue	24,013	20,652	91,063	81,616

Gross profit	64,041	54,279	240,615	203,767

Operating expenses:
Research and development	13,745	11,167	53,086	45,567
Sales and marketing	31,490	28,160	125,809	111,374
General and administrative	11,248	9,454	41,919	38,531

Total operating expenses	56,483	48,781	220,814	195,472

Income from operations	7,558	5,498	19,801	8,295

Interest income and other income (expense), net	(71)	59	316	175

Income before income taxes	7,487	5,557	20,117	8,470

Income tax expense	(1,239)	(1,041)	(5,802)	(1,256)

Net income	$6,248	$4,516	$14,315	$7,214

Net income per share:
Basic	$0.20	$0.15	$0.45	$0.23
Diluted	$0.19	$0.14	$0.44	$0.23

Weighted average shares outstanding used in computing per share amounts:
Basic	31,802	30,901	31,619	30,730
Diluted	33,092	31,998	32,836	31,356

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income	$6,248	$4,516	$14,315	$7,214

Income tax expense	1,239	1,041	5,802	1,256
Interest income and other (income) expense, net	71	(59)	(316)	(175)
Depreciation and amortization	6,123	5,753	24,164	22,191
Stock-based compensation expense	4,516	3,587	16,650	14,731
Litigation contingency accrual	—	—	—	820

Adjusted EBITDA	$18,197	$14,838	$60,615	$46,037

Divide by:
Revenue	$88,054	$74,931	$331,678	$285,383

Adjusted EBITDA margin	20.7%	19.8%	18.3%	16.1%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income	$6,248	$4,516	$14,315	$7,214

Non-cash portion of income tax expense	686	1,406	4,582	871
Stock-based compensation expense	4,516	3,587	16,650	14,731
Litigation contingency accrual	—	—	—	820

Non-GAAP net income	$11,450	$9,509	$35,547	$23,636

Non-GAAP net income per share: diluted	$0.35	$0.30	$1.08	$0.75

Weighted average shares outstanding used in computing per share amounts	33,092	31,998	32,836	31,356

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net cash provided by operating activities	$16,107	$12,963	$57,414	$43,058

Subtract:
Acquisition of property and equipment	3,334	4,757	24,347	18,891

Free cash flow	$12,773	$8,206	$33,067	$24,167

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Year Ended December 31,
	2014	2013

Cash flows from operating activities
Net income	$14,315	$7,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,164	22,191
Amortization of premiums on investments	262	210
Stock-based compensation expense	16,650	14,731
Provision for bad debts	—	14
Gain on sales of marketable securities	(1)	—
Deferred income taxes	4,094	885
Income tax benefit from the exercise of stock options	(984)	(123)
Taxes paid related to net share settlement of restricted stock units	(3,024)	(1,592)
Loss on sublease	259	—
Change in operating assets & liabilities:
Accounts receivable	(85)	(102)
Prepaid expenses and other current assets	(59)	(2,454)
Other assets	452	762
Accounts payable	(3,138)	(1,384)
Accrued expenses	404	100
Deferred revenue	2,582	2,556
Other long-term liabilities	1,523	50

Net cash provided by operating activities	57,414	43,058

Cash flows from investing activities
Purchases of marketable securities	(36,582)	(30,739)
Proceeds from maturities of marketable securities	18,065	11,534
Proceeds from sales of marketable securities	633	4,000
Increase in restricted cash	—	(550)
Acquisition of property and equipment	(24,347)	(18,891)

Net cash used in investing activities	(42,231)	(34,646)

Cash flows from financing activities
Exercise of stock options and warrants	20,162	10,447
Income tax benefit from the exercise of stock options	984	119
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,864	1,089
Repurchase of common stock	(16,361)	(5,366)

Net cash provided by financing activities	6,649	6,289

Effects of exchange rates on cash and cash equivalents	(9)	2

Net increase in cash and cash equivalents	21,823	14,703
Cash and cash equivalents, beginning of period	82,478	67,775

Cash and cash equivalents, end of period	$104,301	$82,478

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	$200	$482
Acquisition of property and equipment included in accounts payable and accrued expenses	1,923	—

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	December 31, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$104,301	$82,478
Marketable securities	58,321	40,723
Accounts receivable, net	265	180
Prepaid expenses and other current assets	10,723	9,175

Total current assets	173,610	132,556

Property and equipment, net	43,739	39,238
Restricted cash	1,300	1,300
Goodwill	95,505	95,505
Acquired intangible assets, net	2,160	4,355
Deferred tax assets	4,658	9,574
Other assets	1,893	2,345

Total assets	$322,865	$284,873

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,703	$6,783
Accrued expenses	12,230	10,903
Deferred revenue	37,838	35,256

Total current liabilities	54,771	52,942

Other long-term liabilities	3,783	2,060

Total liabilities	58,554	55,002

Stockholders’ Equity
Common stock	319	312
Additional paid-in capital	249,599	229,457
Accumulated other comprehensive income (loss)	(10)	14
Retained earnings	14,403	88

Total stockholders’ equity	264,311	229,871

Total liabilities and stockholders’ equity	$322,865	$284,873